SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                            December 20, 1999



Commission        Registrant, State of Incorporation,         I.R.S. Employer
File Number       Address and Telephone Number                Identification No.

1-6047            GPU, Inc.                                       13-5516989
                        (a Pennsylvania corporation)
                        300 Madison Avenue
                        Morristown, New Jersey 07962-1911
                        Telephone (973) 455-8200


1-3141            Jersey Central Power & Light Company           21-0485010
                        (a New Jersey corporation)
                        2800 Pottsville Pike
                        Reading, Pennsylvania 19640-0001
                        Telephone (610) 929-3601


1-446             Metropolitan Edison Company                     23-0870160
                        (a Pennsylvania corporation)
                        2800 Pottsville Pike
                        Reading, Pennsylvania 19640-0001
                        Telephone (610) 929-3601


1-3522            Pennsylvania Electric Company                   25-0718085
                        (a Pennsylvania corporation)
                        2800 Pottsville Pike
                        Reading, Pennsylvania 19640-0001
                        Telephone (610) 929-3601


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As previously reported, on October 15, 1998, GPU, Inc.'s ("GPU") domestic electric utility subsidiaries -- Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company (collectively, the "GPU Energy companies") agreed to sell the Three Mile Island Unit No. 1 nuclear generating station ("TMI-1") to AmerGen Energy Company LLC ("AmerGen") for
approximately $100 million. Following receipt of all federal and state regulatory approvals, this sale was completed on December 20, 1999.

         A copy of GPU's related news release is annexed as an exhibit.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (b)      Pro Forma Financial Information

                  The pro forma financial information required by Item 2 of Form 8-K has been previously furnished in Exhibit 99 to GPU's Annual Report on Form 10-K for the year ended December 31, 1998 and is incorporated herein by reference.


         (c)      Exhibit

                  1.       GPU News Release, dated December 21, 1999.

                                    SIGNATURE

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANTS HAVE DULY CAUSED THIS REPORT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                            GPU, INC.
                                            JERSEY CENTRAL POWER & LIGHT COMPANY
                                            METROPOLITAN EDISON COMPANY
                                            PENNSYLVANIA ELECTRIC COMPANY


                                            By:  /s/ T. G. Howson
                                                 T. G. Howson, Vice President
                                                 and Treasurer


Date:   December 27, 1999